Exhibit 10.24

AMENDED AND RESTATED

SECURITYHOLDERS AGREEMENT

by and among

NORANDA ALUMINUM HOLDING CORPORATION

and the other HOLDERS that are parties hereto

DATED AS OF [—], 2010

-i-

This AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT dated as of [—], 2010 (this “Agreement”), by and among NORANDA ALUMINUM HOLDING CORPORATION, a Delaware corporation (the “Company”), and the HOLDERS that are parties hereto (the “Holders,” and together with the Company, the “Parties”), amends and restates that certain Amended and Restated Securityholders Agreement, dated as of October 23, 2007 (the “Old Agreement”), by and among the Parties.

WHEREAS, the Holders and the Company desire to amend and restate the Old Agreement in connection with the initial Public Offering of Common Stock (as defined below) of the Company (the “IPO”).

WHEREAS, pursuant to Section 11(f) of the Old Agreement, the Old Agreement may be amended with the written consent of the Company and the Apollo Group and, in certain situations, by Management Holders who hold at least a majority of the outstanding shares of Common Stock owned by all Management Holders as of the date hereof.

WHEREAS, the Company and the Apollo Group and Management Holders who hold at least a majority of the outstanding shares of Common Stock owned by all Management Holders as of the date hereof have, by executing and delivering this Agreement, provided such written consent.

NOW, THEREFORE, in consideration of the premises and of the mutual consents and obligations hereinafter set forth, the parties hereto hereby agree as follows:

Section 1. Definitions. Any capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed to such terms in the SPA.

As used in this Agreement:

“Affiliate” means:

(a) In the case of a Person (other than an individual), another Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Person. For the avoidance of doubt, any co-investment vehicle controlled by any member of the Apollo Group shall be deemed to be an Affiliate of the Apollo Group hereunder.

(b) In the case of an individual, (i) any member of the immediate family of such individual, including parents, siblings, spouse and children (including those by adoption) and any other Person who lives in such individual’s household; the parents, siblings, spouse, or children (including those by adoption) of such immediate family member, and in any such case any trust whose primary beneficiary is such individual or one or more members of such immediate family and/or such individual’s lineal descendants; (ii) the legal representative or guardian of such individual or of any such immediate family member in the event such individual or any such immediate family member becomes mentally incompetent; and (iii) any Person controlling, controlled by or under common control with such individual.

As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person. The term “Affiliate” shall not include at any time any portfolio companies of Apollo Management VI, L.P. or its Affiliates, other than the Company and its Subsidiaries.

“Affiliated Entities” has the meaning ascribed to such term in Section 9(b).

“Agreement” has the meaning ascribed to such term in the introductory paragraph hereof.

“Apollo Group” means (a) Noranda Holdings LP, (b) Apollo Investment Fund VI, L.P., and each of their respective Affiliates.

“Bankruptcy Event” means with respect to any Management Holder (i) such holder shall voluntarily be adjudicated as bankrupt or insolvent; (ii) such Holder shall consent to or not contest the appointment of a receiver or trustee for himself, herself or itself or for all or any part of his, her or its property; (iii) such Holder shall voluntarily file a petition seeking relief under the bankruptcy, rearrangement, reorganization or other debtor relief laws of the United States or any state or any other competent jurisdiction (including foreign jurisdictions); (iv) such Holder shall make a general assignment for the benefit of his, her or its creditors; (v) a judgment shall have been made against such Management Holder in response to relief under the bankruptcy, rearrangement, reorganization or other debtor relief laws of the United States or any state or other competent jurisdiction (including foreign jurisdictions); or (vi) a court of competent jurisdiction shall have entered a petition, order, judgment or decree appointing a receiver or trustee for such Management Holder, or for any part of his, her or its property, and such petition, order, judgment or decree shall not be and remain discharged or stayed within a period of sixty (60) days after its entry.

“Board” means the Board of Directors of the Company and, with respect to any determination required pursuant to the terms of this Agreement, any duly authorized committee thereof. All determinations by the Board required pursuant to the terms of this Agreement to be made by the Board shall be binding and conclusive, so long as they are made in good faith.

“Call Right” has the meaning ascribed to such term in Section 6(a)(ii).

“Common Stock” means the common stock of the Company, par value $.01 per share. As used in this Agreement, Common Stock shall include any shares of restricted stock or any restricted stock units granted to any Holders that may be settled in shares of Common Stock.

“Company” has the meaning ascribed to such term in the introductory paragraph hereof.

“Control Disposition” means a Disposition that would have the effect of transferring to a Person or Group that is not an Affiliate of the Apollo Group or a portfolio company of any members of the Apollo Group, a number of shares of Common Stock such that, following the consummation of such Disposition, such Person or Group possesses the voting power to elect a majority of the Board (whether by merger, consolidation or sale or transfer of Common Stock) or the board of directors (or similar body) of any successor entity.

“Demand Notice” has the meaning ascribed thereto in Section 4(b).

“Disposition” means any direct or indirect transfer, assignment, sale, gift, pledge, hypothecation or other encumbrance, or any other disposition, of Common Stock (or any interest therein or right thereto) or of all or part of the voting power (other than the granting of a revocable proxy) associated with the Common Stock (or any interest therein) whatsoever, or any other transfer of beneficial ownership of Common Stock whether voluntary or involuntary, including, without limitation (a) as a part of any liquidation of a Management Holder’s assets or (b) as a part of any reorganization of a Management Holder pursuant to the United States, state, foreign or other bankruptcy law or other similar debtor relief laws.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Sales” has the meaning ascribed to such term in Section 3(a)(ii).

“Fair Market Value” means, with respect to each share of Common Stock or other capital stock held by any Management Holder:

(a) With respect to any series or class of capital stock, the per share fair market value as reasonably determined in good faith by the Board in such manner as it deems appropriate.

(b) Notwithstanding anything to the contrary contained in clause (a) above, if any securities of the Company are publicly traded or quoted at the time of determination, then the per share fair market value of such securities shall be the most recent closing trading price, during regular trading hours, of such securities on the business day immediately prior to the date of determination as determined by the Board in good faith.

(c) Neither the Company nor any officer, director, employee or agent of the Company shall have any liability with respect to the valuation of such securities that are bought or sold at Fair Market Value determined in accordance with clause (a) as a result of the Fair Market Value, as so determined, being more or less than actual fair market value. Each of the Company and its officers, directors, employees and agents shall be fully protected in relying in good faith upon the records of the Company and upon information, opinions, reports or statements presented to the Company by any Person as to matters which the Company or such officer, director, employee or agent reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company in determining such Fair Market Value.

(d) In the case of a Call Right provided pursuant to this agreement, Fair Market Value will be determined as of the date of exercise of the Call Right, as applicable, except (i) where provided otherwise in this agreement or (ii) if necessary to avoid liability accounting, Fair Market Value will be determined as of the date of the repurchase made pursuant to exercise of the Call Right.

“Group” shall have the meaning ascribed thereto in Section 13(d)(3) of the Exchange Act.

“Holders” mean the holders of securities of the Company who are parties to this Agreement.

“Indebtedness” means, with respect to any Person and without duplication, (a) all indebtedness of such Person for borrowed money, whether current or funded, or secured or unsecured, (b) all indebtedness of such Person for the deferred purchase price of property or services represented by a note, bond, debenture or similar instrument and any other obligation or liability represented by a note, bond, debenture or similar instrument, (c) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all indebtedness of such Person secured by a purchase money mortgage or other lien to secure all or part of the purchase price of the property subject to such mortgage or lien, (e) all obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations would be required to be classified and accounted for as capital leases on a balance sheet of such Person under generally accepted accounting principles in the United States of America (“GAAP”) and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP, (f) all unpaid reimbursement obligations of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person, (g) all obligations of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices, (h) all interest, fees and other expenses owed with respect to the indebtedness referred to above (and any prepayment penalties or fees or similar breakage costs or other fees and costs required to be paid in order for such Indebtedness to be satisfied and discharged in full), and (i) all indebtedness referred to above which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

“Initial Notice” has the meaning ascribed to such term in Section 5(a).

“IRA” has the meaning ascribed to such term in Section 3(c)(iii).

“Management Holder” means Holders who are employed by, or serve as consultants to or directors of, the Company or any of its Subsidiaries.

“Old Agreement” has the meaning ascribed to such term in the introductory paragraph hereof.

“Options” means the options issued to certain Holders pursuant to the Company’s 2007 Long Term Incentive Plan, as it is amended, supplemented, restated or otherwise modified from time to time, or pursuant to any similar plan of the Company that may be in effect from time to time or any other options to purchase Common Stock issued by the Company.

“Other Holders” means the Management Holders and any other Holder (other than the Apollo Group) that the Company deems to be an “Other Holder,” or “Management Holder” in the Adoption Agreement that such Holder executes upon becoming a party to this Agreement.

“Parties” has the meaning ascribed to such term in the introductory paragraph hereof.

“Person” shall be construed broadly and shall include, without limitation, an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Piggyback Registration Rights” has the meaning ascribed to such term in Section 5(a).

“Public Offering” has the meaning ascribed to such term in Section 5(c)(i).

“Registrable Securities” shall mean shares of Common Stock held by the Apollo Group or Management Holders; provided, that any Registrable Securities shall cease to be Registrable Securities when (a) a Registration Statement with respect to the sale of such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such Registration Statement, (b) such Registrable Securities are distributed pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or (c) such Registrable Securities shall have been otherwise transferred and new certificates for them not bearing a legend restricting further transfer under the Securities Act shall have been delivered by the Company; and provided, further, that any securities that have ceased to be Registrable Securities shall not thereafter become Registrable Securities and any security that is issued or distributed in respect of securities that have ceased to be Registrable Securities is not a Registrable Security.

“Registration Request” has the meaning ascribed to such term in Section 4(a).

“Registration Statement” means a registration statement filed by the Company with the U.S. Securities and Exchange Commission.

“Restricted Period” has the meaning ascribed to such term in Section 9(b).

“Securities” means, with respect to any Person, such Person’s “securities” as defined in Section 2(1) of the Securities Act and includes such Person’s capital stock or other equity interests or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such Person’s capital stock or other equity or equity-linked interests, including phantom stock and stock appreciation rights.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“SPA” means that certain Stock Purchase Agreement, dated April 10, 2007, by and among Noranda Aluminum Acquisition Corporation, Noranda Finance, Inc. and Xstrata (Schweiz) A.G.

“Subsidiary” shall have the meaning ascribed thereto in the SPA.

“Subject Employee” has the meaning ascribed to such term in Section 3(a)(iii).

“Underwritten Offering” means a sale of shares of Common Stock to an underwriter for reoffering to the public.

Section 2. [Reserved]

Section 3. Transfers; Additional Parties.

(a) Additional Parties.

(i) As a condition to the Company’s issuance of shares of Common Stock in any transaction other than a Public Offering, or the Company’s obligation to effect a transfer of shares of Common Stock permitted by this Agreement on the books and records of the Company in a negotiated private transaction (other than Excluded Sales) (other than an issuance or a transfer to the Apollo Group or of any of the Apollo Group’s Affiliates, the Company or any Subsidiary of the Company), the transferee shall (and the recipient, if requested to by the Company, shall) be required to become a party to this Agreement by executing (together with such Person’s spouse, if applicable) an Adoption Agreement in substantially the form of Exhibit A or in such other form that is reasonably satisfactory to the Company.

(ii) In the event that any Person acquires shares of Common Stock in a negotiated private transaction (i.e., excluding sales pursuant to a Public Offering or sales made pursuant to Rule 144 of the Securities Act that the seller has no reason to believe will (and where such seller has instructed that any broker or intermediary not cause sales that would to such broker’s or intermediary’s knowledge) result in the purchaser (together with its Affiliates) owning 5% or more of the outstanding Common Stock (“Excluded Sales”)) from: (i) an Other Holder or any Affiliate or member of such Holder’s Group or (ii) any direct or indirect transferee of such Holder or such Holder’s Group; such Person shall be subject to any and all obligations and restrictions of such Other Holder hereunder (other than, at the option of the Company, the provisions of Section 9), as if such Person were such Holder named herein (except as otherwise provided in the Adoption Agreement executed by such Person and accepted by the Company). Additionally, if the restrictions specified in Section 3(b) are in effect, whenever a Management Holder makes a transfer of shares of Common Stock in a negotiated private transaction (i.e., other than an Excluded Sale), such shares of Common Stock shall contain a legend so as to inform any transferee that such shares of Common Stock were held originally by a Management Holder and are subject to repurchase pursuant to Section 6 below based on events relating to such Management Holder. Such legend shall not be placed on any shares of Common Stock acquired from a Management Holder by the Company, the Apollo Group or any of its Affiliates.

(iii) If any shares of Common Stock are acquired by an individual retirement account (“IRA”) on behalf of an employee of the Company or any of its Subsidiaries (the “Subject Employee”), such IRA shall be deemed to be a Management Holder. Additionally, such Subject Employee shall be deemed to be a Management Holder and his or her IRA shall be deemed to have acquired all shares of Common Stock it holds from such Subject Employee pursuant to a transfer that is subject to Section 3(c)(ii) above.

(b) Securities Restrictions; Legends.

(i) No shares of Common Stock covered by this Agreement shall be transferable except upon the conditions specified in this Section 3(b), which conditions are intended to insure compliance with the provisions of the Securities Act.

(ii) Each certificate representing shares of Common Stock shall (unless otherwise permitted by the provisions of clause (iv) below) be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO A SECURITYHOLDERS AGREEMENT AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”), AND THE OTHER PARTIES NAMED THEREIN. THE TERMS OF SUCH SECURITYHOLDERS AGREEMENT INCLUDE, AMONG OTHER THINGS, RESTRICTIONS ON TRANSFER. A COPY OF SUCH AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(iii) The holder of any shares of Common Stock covered by this Agreement by acceptance thereof agrees, prior to any transfer of any such shares, to give written notice to the Company of such holder’s intention to affect such transfer and to comply in all other respects with the provisions of this Section 3(b). Each such notice shall describe the manner and circumstances of the proposed transfer. Upon request by the Company, the holder delivering such notice shall deliver a written opinion, addressed to the Company, of counsel for the holder of such shares, stating that in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to the

Company) such proposed transfer does not involve a transaction requiring registration or qualification of such shares under the Securities Act. Such holder of such shares shall be entitled to transfer such shares in accordance with the terms of the notice delivered to the Company, if the Company does not reasonably object to such transfer and request such opinion within fifteen (15) days after delivery of such notice, or, if it requests such opinion, does not reasonably object to such transfer within fifteen (15) days after delivery of such opinion. Subject to clause (iv) below, each certificate or other instrument evidencing any such transferred shares of Common Stock shall bear the legend set forth in clause (ii) above unless (1) the opinion of counsel referred to above states that such legend is not required or (2) the Company shall have waived the requirement of such legends.

(iv) Notwithstanding the foregoing provisions of this Section 3(b), the restrictions imposed by this Section 3(b) upon the transferability of any shares of Common Stock covered by this Agreement shall cease and terminate when (i) any such shares are sold or otherwise disposed of pursuant to an effective Registration Statement, or (ii) the holder of such shares has met the requirements for transfer of such shares pursuant to Rule 144 under the Securities Act. Whenever the restrictions imposed by this Section 3(b) shall terminate, the holder of any shares as to which such restrictions have terminated shall be entitled to receive from the Company, without expense, a new certificate not bearing the restrictive legend set forth in clause (ii) above and not containing any other reference to the restrictions imposed by this Section 3(b).

(c) Improper Dispositions. Any Disposition or attempted Disposition in breach of this Agreement shall be void ab initio and of no effect. In connection with any attempted Disposition in breach of this Agreement, the Company may hold and refuse to transfer any Common Stock or any certificate therefor, in addition to and without prejudice to any and all other rights or remedies which may be available to it or the Holders.

Section 4. Demand Registration Rights.

(a) Subject to the provisions of this Section 4, at any time and from time to time after the date hereof, the Apollo Group may make one or more written requests (“Registration Request”) to the Company for registration under and in accordance with the provisions of the Securities Act of all or part of their shares of Common Stock.

(b) All Registration Requests made pursuant to this Section 4 will specify the aggregate amount of shares of Common Stock to be registered and will also specify the intended methods of disposition thereof (a “Demand Notice”). Subject to Section 4(d), promptly upon receipt of any such Demand Notice, the Company will use its reasonable best efforts to effect such registration under the Securities Act (including, without limitation, filing post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with the applicable regulations promulgated under the Securities Act) of the shares of Common Stock which the Company has been so requested to register within 120 days of such request (subject to any lock-up restrictions).

(c) If the Company receives a Registration Request and the Company furnishes to the party who submitted such request a copy of a resolution of the Board certified by the secretary of the Company stating that in the good faith judgment of the Board it would be materially adverse to the Company for a Registration Statement to be filed on or before the date such filing would otherwise be required hereunder, the Company shall have the right to defer such filing for a period of not more than ninety (90) days after the date such filing would otherwise be required hereunder. The Company shall not be permitted to take such action more than twice in any 360-day period. If the Company shall so postpone the filing of a Registration Statement, the requesting party may withdraw its Registration Request by so advising the Company in writing within thirty (30) days after receipt of the notice of postponement. In addition, if the Company receives a Registration Request and the Company is then in the process of preparing to engage in a Public Offering, the Company shall inform the party who submitted such request of the Company’s intent to engage in a Public Offering and may require such party to withdraw such Registration Request for a period of up to 120 days so that the Company may complete its Public Offering. In the event that the Company ceases to pursue such Public Offering, it shall promptly inform such requesting party and such requesting party shall be permitted to submit a new Registration Request. For the avoidance of doubt, such requesting party shall have the right to participate in the Company’s Public Offering as provided in Section 5.

(d) Registrations under this Section 4 shall be on such appropriate registration form of the Securities and Exchange Commission (i) as shall be selected by the Company and as shall be reasonably acceptable to the requesting party and (ii) as shall permit the disposition of such Common Stock in accordance with the intended method or methods of disposition specified in the Demand Notice. If, in connection with any registration under this Section 4 which is proposed by the Company to be on Form S-3 or any successor form, the managing underwriter, if any, shall advise the Company in writing that in its opinion the use of another permitted form is of material importance to the success of the offering, then such registration shall be on such other permitted form.

(e) The Company shall use its best efforts to keep any Registration Statement filed in response to a Registration Request effective for as long as is necessary for the requesting party to dispose of the covered securities.

(f) In the case of an Underwritten Offering, the Apollo Group shall select the underwriters, provided such selection is reasonably acceptable to the Company.

Section 5. Piggyback Registration Rights.

(a) Participation. Subject to Section 5(b), if the Company proposes to file a Registration Statement, whether on its own behalf or on behalf of another Securityholder (other than (i) a registration relating solely to an employee benefit plan or employee stock plan, a dividend reinvestment plan, or a merger or a consolidation, (ii) a registration incidental to an issuance of debt securities under Rule 144A, (iii) a registration on Form S-4 or any successor form, or (iv) a registration on Form S-8 or any successor form) with respect to an offering (for its own account or otherwise, and including any registration pursuant to Section 4) that includes any shares of Common Stock, then the Company shall give prompt notice (the “Initial Notice”)

to the Apollo Group and the Management Holders, and such holders shall be entitled to include in such Registration Statement the Registrable Securities held by them. The Initial Notice shall offer the Apollo Group and the Management Holders, respectively, the right, subject to Section 5(b) (the “Piggyback Registration Right”), to register such number of shares of Registrable Securities as each such Holder may request and shall set forth (X) the anticipated filing date of such Registration Statement and (Y) the number of shares of Common Stock that is proposed to be included in such Registration Statement. Subject to Section 5(b), the Company shall include in such Registration Statement such shares of Registrable Securities for which it has received written requests to register such shares within fifteen (15) days after the Initial Notice has been given.

(b) Underwriters’ Cutback. Notwithstanding the foregoing, if a registration pursuant to this Section 5 involves an Underwritten Offering and the managing underwriter or underwriters of such proposed Underwritten Offering advise the Company in good faith that the total or kind of securities which such Holders and any other persons or entities intend to include in such offering would be reasonably likely to adversely affect the price, timing or distribution of the securities offered in such offering in any material respect, then the number of securities proposed to be included in such registration shall be allocated among the Company and all of the selling Apollo Group and Management Holders, such that the number of securities that each such Person shall be entitled to sell in the Underwritten Offering shall be included in the following order:

(i) In the event of an exercise of any registration right pursuant to Section 4 by the Apollo Group or any other Holder or Holders possessing such rights:

(1) first, the securities held by the Person(s) exercising such registration rights pursuant to Section 4 or pursuant to any other agreement containing demand registration rights, pro rata based upon the number of Registrable Securities requested to be registered by each such Person in connection with such registration;

(2) second, the securities held by the Apollo Group and the Management Holders requested to be included in such registration pursuant to the terms of this Section 5, pro rata based upon the number of Registrable Securities requested to be registered by each such Person in connection with such registration;

(3) third, the securities to be issued and sold by the Company in such registration; and

(4) fourth, the securities held by any other Persons requested to be included in such registration pursuant to the terms of this Section 5 or pursuant to any other agreement containing piggyback registration rights, pro rata based upon the number of Registrable Securities requested to be registered by each such Person in connection with such registration.

(ii) In all other cases:

(1) first, the securities to be issued and sold by the Company in such registration;

(2) second, the securities held by the Apollo Holder and the Management Holders requested to be included in such registration pursuant to the terms of this Section 5 or pursuant to any other agreement containing piggyback registration rights, pro rata based upon the number of Registrable Securities requested to be registered by each such Person in connection with such registration; and

(3) third, the securities held by all other Persons requesting their securities be included in such registration pursuant to the terms of this Section 5 or pursuant to any other agreement containing piggyback registration rights, pro rata based upon the number of Registrable Securities requested to be registered by each such Person in connection with such registration.

In the event that the managing underwriter or underwriters of such proposed Underwritten Offering determine that participation in such Underwritten Offering by a particular Stockholder or group of Stockholders would be likely to adversely affect such Underwritten Offering, such Stockholder or Stockholders shall not participate in such Underwritten Offering.

(c) Lock-ups.

(i) If the Company shall register shares of Common Stock under the Securities Act for sale to the public (a “Public Offering”), no Other Holder shall sell publicly, make any short sale of, grant any option for the purchase of, or otherwise dispose publicly of, any capital stock of the Company without the prior written consent of the Company, for the period of time in which the Apollo Group has similarly agreed not to sell publicly, make any short sale of, grant any option for the purchase of, or otherwise dispose publicly of, any capital stock of the Company. In addition, if requested by the managing underwriter(s), in connection with the IPO, all Holders shall enter into a customary lock-up agreement with the managing underwriter(s). In connection with an underwritten Public Offering, no Holder shall sell publicly, make any short sale of, grant any option for the purchase of, or otherwise dispose publicly of, any capital stock of the Company, for such period as shall be required by the managing underwriter of such Public Offering.

(ii) In connection with the IPO, the Management Holders shall agree with the Company to lock-up their shares of Common Stock for a period of one year from and after the completion of such IPO, subject to customary exceptions in the Company’s discretion.

(d) Company Control. The Company may decline to file a Registration Statement after giving the Initial Notice, or withdraw any such Registration Statement after filing but prior to the effectiveness of such Registration Statement, provided that the Company shall promptly notify each Holder who was to participate in such offering in writing of any such action and provided further that the Company shall bear all reasonable expenses incurred by such Holder or otherwise in connection with such unfilled or withdrawn Registration Statement and no Holder shall be deemed to have made a Registration Request with respect to the unfilled or withdrawn Registration Statement. Except as provided in Section 4(f), the Company shall have sole discretion to select any and all underwriters that may participate in any Underwritten Offering.

(e) Participation in Underwritten Offerings. No Person may participate in any Underwritten Offering hereunder unless such Person agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Company and provides the questionnaires, powers of attorney, customary indemnities, underwriting agreements, lock-ups (subject to Section 5(c) above) and other documents required for such underwriting arrangements. Nothing in this Section 5(e) shall be construed to create any additional rights regarding the piggyback registration of Registrable Securities in any Person otherwise than as set forth herein.

(f) Expenses. The Company will pay all registration fees and other reasonable expenses in connection with each registration of Registrable Securities requested pursuant to this Section 5; provided, that each Holder shall pay all applicable underwriting fees, discounts and similar charges (pro rata based on the securities sold) and that all Holders as a group shall be entitled to a single counsel (at the Company’s expense) to be selected by the Apollo Group.

(g) Indemnification.

(i) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each selling Holder, its officers, directors, employees and representatives and each Person who controls (within the meaning of the Securities Act) such selling Holder against any losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may be caused by or contained in any information furnished in writing to the Company by such selling Holder for use therein; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such preliminary prospectus if (A) such selling Holder failed to deliver or cause to be delivered a copy of the prospectus to the Person asserting such loss, claim, damage, liability or expense after the Company has furnished such selling Holder with a sufficient number of copies of the same and (B) the prospectus completely corrected in a timely manner such untrue statement or omission; and provided, further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is completely corrected in an amendment or supplement to the prospectus and the selling Holder thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale of the securities to the Person asserting such loss, claim, damage, liability or expense after the Company had furnished such selling Holder with a sufficient number of copies of the same. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the selling Holder, if requested.

(ii) Indemnification by Selling Holders. Each selling Holder agrees to indemnify and hold harmless, to the full extent permitted by law, the Company, its directors, officers, employees and representatives and each Person who controls the company (within the meaning of the Securities Act) against any losses, claims, damages or liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any statement or affidavit furnished in writing by such selling Holder to the Company expressly for inclusion in such Registration Statement, prospectus or preliminary prospectus and has not been corrected in a subsequent writing prior to or concurrently with the sale of the securities to the Person asserting such loss, claim, damage, liability or expense. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds received by such selling Holder upon the sale of the securities giving rise to such indemnification obligation and any indemnification shall be several and not joint. The Company and the selling Holders shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any prospectus or Registration Statement.

(iii) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt (but in any event within thirty (30) days after such Person has actual knowledge of the facts constituting the basis for indemnification) written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually prejudiced by reason of such delay or failure; provided, further, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person or

(c) in the reasonable judgment of any such Person, based upon advice of counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). An indemnified party shall not be required to consent to any settlement involving the imposition of equitable remedies or involving the imposition of any material obligations on such indemnified party other than financial obligations for which such indemnified party will be indemnified hereunder. No indemnifying party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. Whenever the indemnified party or the indemnifying party receives a firm offer to settle a claim for which indemnification is sought hereunder, it shall promptly notify the other of such offer. If the indemnifying party refuses to accept such offer within twenty (20) business days after receipt of such offer (or of notice thereof), such claim shall continue to be contested and, if such claim is within the scope of the indemnifying party’s indemnity contained herein, the indemnified party shall be indemnified pursuant to the terms hereof. If the indemnifying party notifies the indemnified party in writing that the indemnifying party desires to accept such offer, but the indemnified party refuses to accept such offer within twenty (20) business days after receipt of such notice, the indemnified party may continue to contest such claim and, in such event, the total maximum liability of the indemnifying party to indemnify or otherwise reimburse the indemnified party hereunder with respect to such claim shall be limited to and shall not exceed the amount of such offer, plus reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) to the date of notice that the indemnifying party desires to accept such offer, provided that this sentence shall not apply to any settlement of any claim involving the imposition of equitable remedies or to any settlement imposing any material obligations on such indemnified party other than financial obligations for which such indemnified party will be indemnified hereunder. An indemnifying party who is not entitled to, or elects not to, assume the defense or a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim in any one jurisdiction, unless in the written opinion of counsel to the indemnified party, reasonably satisfactory to the indemnifying party, use of one counsel would be expected to give rise to a conflict of interest between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of each additional counsel.

(iv) Other Indemnification. Indemnification similar to that specified in this Section 5(g) (with appropriate modifications) shall be given by the Company and each selling Holder with respect to any required registration or other qualification of securities under Federal or state or regulation of governmental authority other than the Securities Act.

(v) Contribution. If for any reason the indemnification provided for in the preceding clauses g(i) and g(ii) is unavailable to an indemnified party or insufficient to hold such indemnified party harmless as contemplated by the preceding clauses g(i) and g(ii), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations, provided that no selling Holder shall be required to contribute in an amount greater than the dollar amount of the proceeds received by such selling Holder with respect to the sale of any securities under this Section 5. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not itself guilty of such fraudulent misrepresentation.

Section 6. Repurchase Rights.

(a) Company Call Rights.

(i) From and after a Bankruptcy Event with respect to any Management Holder, the Company (or at its option, any of its Subsidiaries) shall have the right, but not the obligation, to repurchase all or any portion of the shares of Common Stock held by such holder (including any shares of Common Stock received upon a distribution of any deferred compensation plan or any Common Stock issuable upon exercise of any Options held by any such Management Holder) in accordance with this Section 6 for Fair Market Value.

(ii) Following the occurrence of any of a Bankruptcy Event as set forth in Section 6(a)(i, the Company or any of its Subsidiaries may exercise its right of repurchase (a “Call Right”) until the date occurring ninety (90) days after the relevant Bankruptcy Event; provided, however, that with respect to shares of Common Stock acquired by a Management Holder after such Bankruptcy Event (whether by exercise of Options, distribution of shares from any equity compensation plan, deferred compensation plan or otherwise), the Company or any of its Subsidiaries may exercise its right to purchase such shares of Common Stock until the date occurring six (6) months after the acquisition of such shares of Common Stock by such Management Holder.

(b) The Apollo Group Repurchase Right. The Company or a Subsidiary thereof shall give written notice to the Apollo Group stating whether the Company or any Subsidiary will exercise such Call Rights pursuant to clause (a) above. If such notice states that the Company and its Subsidiaries will not exercise their Call Right for all or a portion of the shares of Common Stock then subject thereto, the Apollo Group shall have the right to purchase such shares of Common Stock not purchased by the Company or its Subsidiaries on the same terms and conditions as the Company and its Subsidiaries until the later of (i) the 30th day following the receipt of such notice or (ii) such longer period as specified in Section 6(a)(ii), if applicable.

(c) Closing. The closing of any purchase of shares of Common Stock, pursuant to this Section 6 shall take place on a date designated by the Company, one of its Subsidiaries, or the Apollo Group, as applicable, in accordance with the applicable provisions of this Section 6; provided that, if necessary to avoid liability accounting, the closing with respect to a Management Holder will be deferred until such time as the applicable Management Holder has held the shares of Common Stock for a period of at least six (6) months and one day. The Company, one of its Subsidiaries, or the Apollo Group, as applicable, will pay for the shares of Common Stock purchased by it pursuant to this Section 6 by delivery of a check or wire transfer of funds, in exchange for the delivery by the Management Holder of the certificates representing such shares of Common Stock, duly endorsed for transfer to the Company, such Subsidiary or the Apollo Group, as applicable. The Company shall have the right to record such purchase on its books and records without the consent of the Management Holder, so long as such transaction is consistent with the terms of this Agreement.

(d) Restrictions on Repurchase. Notwithstanding anything to the contrary contained in this Agreement, (i) all purchases of shares of Common Stock by the Company, its Subsidiaries or the Apollo Group shall be subject to applicable restrictions contained in any federal, state or non-U.S. law; (ii) if any such restrictions prohibit or otherwise delay any purchase of shares of Common Stock which the Company, the Subsidiaries thereof or the Apollo Group is otherwise entitled or required to make pursuant to this Section 6, then the Company, the Subsidiaries thereof and the Apollo Group shall have the option to make such purchases pursuant to this Section 6 within thirty (30) days of the date that it is first permitted to make such purchase under the laws and/or agreements containing such restrictions; and (iii) the Company and its Subsidiaries shall not be obligated to effectuate any transaction contemplated by this Section 6 if such transaction would violate the terms of any restrictions imposed by agreements evidencing the Indebtedness of the Company or any of its Subsidiaries. In the event that any shares of Common Stock are sold by a Holder pursuant to this Section 6, the Holder, and such Holder’s successors, assigns or representatives, will take all reasonable steps necessary and desirable to obtain all required third-party, governmental and regulatory consents and approvals with respect to such Holder and take all other actions necessary and desirable to facilitate consummation of such sale in a timely manner. For the avoidance of doubt, in the event a repurchase is delayed pursuant to the terms of this Section 6(d), the determination date for purposes of determining the Fair Market Value shall be the closing date of the purchase of the applicable shares.

(e) Withholdings. The Company may withhold from any amounts payable under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation, or may permit a Management Holder or Other Holder to elect to pay the Company any such required withholding taxes. If such Management Holder or the Other Holder so elects, the payment by such Holder of such taxes shall be a condition to the receipt of amounts payable to such Holder under this Agreement. The Company shall, to the extent permitted or required by law, have the right to deduct any such taxes from any payment otherwise due to such Management Holder or the Other Holder.

Section 7. The Board of Directors.

(a) Nomination of Directors. The Apollo Group shall have the right to nominate for election to the Board up to:

(i) six directors, so long as the Apollo Group collectively beneficially owns at least 30% of the outstanding Common Stock of the Company but less than 50% of the outstanding Common Stock of the Company;

(ii) five directors, so long as the Apollo Group collectively beneficially owns at least 20% of the outstanding Common Stock of the Company but less than 30% of the outstanding Common Stock of the Company; or

(iii) four directors, so long as the Apollo Group collectively beneficially owns at least 10% of the outstanding Common Stock of the Company but less than 20% of the outstanding Common Stock of the Company.

In each of clauses (i) through (iii), the number of shares of Common Stock beneficially owned by the Apollo Group shall include shares of Common Stock issuable under the terms of any exchangeable or convertible securities issued by the Company and beneficially owned by the Apollo Group. In the event the Board decreases its size to nine (9) or fewer members, the Apollo Group’s nomination rights under this Section 6(a), clauses (i), (ii) and (iii) shall be decreased to four, three and two directors, respectively. In the event the Board increases its size beyond twelve (12) members, the Apollo Group’s nomination rights under this Section 7(a) shall be proportionately increased, rounded up to the nearest whole number.

(b) Election of Directors. The Management Holders and the Company shall take all action within their respective power to cause all nominees nominated pursuant to Section 6(a) to be included in the slate of nominees recommended by the Board to the Company’s stockholders for election as directors at each annual meeting of the stockholders of the Company (and/or in connection with any election by written consent) and the Company shall use all reasonable best efforts to cause the election of each such nominee, including soliciting proxies in favor of the election of such nominees.

(c) Replacement Directors. In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of a director nominated pursuant to Section 6(a) or designated pursuant to this Section 6(c) or in the event of the failure of any such nominee to be elected, the Apollo Group shall have the right to designate a replacement to fill such vacancy. The Company shall take all action within its power to cause such vacancy to be filled by the replacement so designated, and the Board shall promptly elect such designee to the Board. Upon the written request of the Apollo Group, the Company shall take all actions necessary, to remove, with or without cause, any director previously nominated pursuant to Section 6(a) or designated pursuant to this Section 6(c), and to elect any replacement director designated by the Apollo Group as provided in the first sentence of this Section 6(c).

(d) Committees. So long as the Apollo Group collectively beneficially owns at least 15% of the outstanding Common Stock of the Company, the Company shall take all action within their respective power to cause any committee of the Board to include in its membership at least one of the Apollo Group’s nominees, except to the extent that such membership would violate applicable securities laws or stock exchange or stock market rules.

(e) No Limitation. The provisions of this Section 6 are intended to provide the Apollo Group with the minimum Board representation rights set forth herein. Nothing in this Agreement shall prevent the Company from having a greater number of Apollo Group nominees or designees on the Board than otherwise provided herein.

(f) Laws and Regulations. Nothing herein shall be deemed to require that any party hereto, or any Affiliate thereof, act or be in violation of any applicable provision of law, legal duty or requirement or stock exchange or stock market rule.

Section 8. [Reserved]

Section 9. Non-Solicitation; Non-Competition.

(a) Each Management Holder shall be bound by the non-competition and non-solicitation provisions contained in this Section 9, except that if any Management Holder is a party to a subscription agreement with the Company or any of its Subsidiaries which contains non-compete and non-solicitation provisions, such Management Holder shall only be bound by the non-compete and non-solicitation provisions contained in such subscription agreement and shall not be bound by the provisions of this Section 9.

(b) During the period commencing on the date hereof and ending on the date of the one year anniversary of the Management Holder’s termination of employment for any reason (such period, the “Restricted Period”), or such other period as may be set forth in the applicable provision of a Management Holder’s employment agreement with the Company, if any, the Management Holder shall not directly or indirectly (i) induce or attempt to induce any employee, consultant or independent contractor of the Company or any Affiliate of the Company (collectively, the “Affiliated Entities” and each such entity an “Affiliated Entity”) to leave the Company or such Affiliated Entity, or in any way interfere with the relationship between the Company or any such Affiliated Entity, on the one hand, and any employee or independent contractor thereof, on the other hand, (ii) hire any person who is an employee or independent contractor of the Company or any Affiliated Entity until twelve (12) months after such individual’s relationship with the Company or such Affiliated Entity has been terminated or (iii) induce or attempt to induce any customer (including former customers who were customers at any time during the three-year period immediately prior to such inducement or attempted inducement), supplier, licensee or other business relation of the Company or any subsidiary of the Company to cease doing business with the Company or such subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation, on the one hand, and the Company or any subsidiary, on the other hand.

(c) Each Management Holder acknowledges that, in the course of his employment with the Company and/or its Subsidiaries and their predecessors, he has become familiar, or will become familiar, with the Company’s and its Subsidiaries’ and their predecessors’ trade secrets and with other confidential information concerning the Company, its Subsidiaries and their respective predecessors and that his services have been and will be of special, unique and extraordinary value to the Company and its Subsidiaries. Therefore, each Management Holder agrees that, during the Restricted Period, such Management Holder shall not, directly or indirectly, own, manage, operate, control, be employed by (whether as an employee, consultant, independent contractor or otherwise, and whether or not for compensation) or render services to any person, firm, corporation or other entity, in whatever form, engaged in any business of the same type as any business in which the Company or any of its Subsidiaries is engaged on the date of termination of such Management Holder’s employment or in which they have proposed, on or prior to such date, to be engaged in on or after such date and in which the Management Holder has been involved to any extent (other than de minimis) at any time during the two (2) year period ending with the date of termination of such Management Holder’s employment, in any locale of any country in which the Company or any of its subsidiaries conducts business. Nothing in this Section 9 shall prohibit any Management Holder from being a passive owner of not more than 4.9% of the outstanding stock of any class of a corporation which is publicly traded, so long as such Management Holder has no active participation in the business of such corporation.

Section 10. Directors’ & Officers’ Insurance. The Company shall maintain directors’ and officers’ liability insurance (including Side A coverage) covering the Company’s and its subsidiaries’ directors’ and officers’ and issued by reputable insurers, with appropriate policy limits, terms and conditions (including “tail” insurance if necessary or appropriate). The provisions of this Section 10 are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

Section 11. Information. For so long as the Apollo Group owns 10% of the outstanding Common Stock or any other equity securities of the Company, the Apollo Group will be entitled to the following contractual management rights with respect to the Company and its subsidiaries:

(a) The Apollo Group shall be entitled to routinely consult with and advise senior management of the Company (defined as the Company’s Senior Vice Presidents and above and, collectively, “Senior Management”) with respect to the Company’s business and financial matters, including management’s proposed annual operating plans, and, upon request, members of Senior Management will meet regularly (on a quarterly basis) during each year with representatives of the Apollo Group (the “Representatives”) at the Company’s and/or its subsidiaries facilities (or such other locations as the Company may designate) at mutually agreeable times for such consultation and advice, including to review progress in achieving said plans. The Company agrees to give due consideration to the advice given and any proposals made by the Apollo Group;

(b) The Apollo Group may inspect all books and records and facilities and properties of the Company at reasonable times and intervals. The Company shall furnish the Apollo Group with such available financial and operating data and other information with respect to the business and properties of the Company and its subsidiaries as the Apollo Group may reasonably request and at the Apollo Group’s expense. The Company shall permit the Representatives to discuss the affairs, finances and accounts of the Company and its subsidiaries with, and to make proposals and furnish advice to, Senior Management; and

(c) The Company shall, after receiving notice from the Apollo Group as to the identity of any Representative: (i) permit such Representative to attend all meetings of the Board of the Company, as an observer; (ii) provide such Representative advance notice of each such meeting, including such meeting’s time and place, at the same time and in the same manner as such notice is provided to the members of the Board; (iii) provide, with the Apollo Group’s consent, the Representative with copies of all materials, including notices, minutes, consents and regularly compiled financial and operating data distributed to the members of the Board at the same time as such materials are distributed to such Board, and shall permit the Representative to have the same access to information concerning the business and operations of the Company; and (iv) permit the Representative to discuss the affairs, finances and accounts of the Company with, and to make proposals and furnish advice with respect thereto to, the Board, without voting, and the Board and the Company’s officers shall give due consideration thereto (recognizing that the ultimate discretion with respect to all such matters shall be retained by the Board).

(d) The Company agrees to consider, in good faith, the recommendations of the Apollo Group in connection with the matters on which it is consulted as described above, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Company.

Section 12. Notices.

All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be delivered to the respective parties in person, by courier service, by registered or certified mail or by facsimile transmission at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12):.

If to the Company:

Noranda Aluminum Holding Corporation

c/o Apollo Management VI, L.P.

9 West 57th St.

New York, New York 10019

Telephone: 212-515-3243

Telecopy: 212-515-3288

Attention: General Counsel

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Facsimile: (212) 403-2000

Attention: Andrew J. Nussbaum, Esq.

If to the Apollo Group:

Apollo Management, LP

9 West 52nd Street, 43rd Floor

New York, New York 10019

Telephone: 212-515-3243

Telecopy: 212-515-3288

Attention: Eric L. Press

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Facsimile: (212) 403-2000

Attention: Andrew J. Nussbaum, Esq.

If to any Management Holder: to the address set forth with respect to such Management Holder in the Company’s records.

All notices, requests, demands or other communications required by or otherwise with respect to this Agreement shall be in writing and shall be deemed to have been duly given to any party hereto when delivered by hand, by messenger, or by a nationally recognized overnight delivery company, when delivered by telecopy and confirmed by return telecopy, or when delivered by first-class mail, postage prepaid and return receipt requested, in each case to the applicable addresses set forth below. The Company, any Holder or any spouse or legal representative of a Holder may effect a change of address for purposes of this Agreement by giving notice of such change to the Company, and the Company shall, upon the request of any party hereto, notify such party of such change in the manner provided herein. Until such notice of change of address is properly given, the addresses set forth in this Section shall be effective for all purposes.

Section 13. Miscellaneous Provisions.

(a) Each Other Holder that is an entity that was formed for the sole purpose of acquiring shares of Common Stock or that has no substantial assets other than the shares of Common Stock or interests in shares of Common Stock agrees that (a) certificates of shares of its common stock or other instruments reflecting equity interests in such entity (and the certificates for shares of common stock or other equity interests in any similar entities controlling such entity) will note the restrictions contained in this Agreement on the transfer of Common Stock as if such common stock or other equity interests were shares of Common Stock and (b) no such shares of common stock or other equity interests may be transferred to any Person other than in accordance with the terms and provisions of this Agreement as if such shares or equity interests were shares of Common Stock.

(b) No Holder shall enter into any stockholder agreements or arrangements of any kind with any Person with respect to any Securities of the Company on terms inconsistent with the provisions of this Agreement (whether or not such agreements or arrangements are with other Holders or with Persons that are not parties to this Agreement), including agreements or arrangements with respect to the acquisition or disposition of any securities of the Company in a manner inconsistent with this Agreement.

(c) THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

(d) Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural.

(e) This Agreement shall be binding upon the Company, the Apollo Group, the Management Holders, any other Holders, any spouses of individual Holders, and their respective heirs, executors, administrators and permitted successors and assigns.

(f) This Agreement may be amended or waived from time to time by an instrument in writing signed by the Company and the Apollo Group; provided, however, that if an amendment or waiver would disproportionately adversely affect the rights or obligations of the Management Holders as a group, such instrument in writing shall also require the signatures of Management Holders who hold at least a majority of the outstanding shares of Common Stock owned by all Management Holders as of the date of such amendment or waiver. Notwithstanding the foregoing, if the Company issues a new class of capital stock, the Company may in good faith amend the terms of this Agreement to reflect such issuance and apply the terms of this Agreement to such new class of capital stock.

(g) This Agreement shall terminate automatically upon the earlier to occur of: (i) the dissolution of the Company (unless the Company continues to exist after such dissolution as a limited liability company or in another form, whether incorporated in Delaware or in another jurisdiction), or (ii) the consummation of a Control Disposition; provided, however, that if Registrable Securities have been registered pursuant to Sections 4 or 5 hereof prior to such termination, Section 5(g) shall survive such termination.

(h) Any Holder who disposes of all of his, her or its Common Stock in conformity with the terms of this Agreement shall have no further rights hereunder other than rights to indemnification under Section 5, if applicable (it being understood and agreed, for the avoidance of doubt, that the obligations and restrictions under Section 9 hereof shall continue to apply to a Management Holder after such disposition in accordance with the terms of Section 9).

(i) The spouses of the individual Holders are fully aware of, understand and fully consent and agree to the provisions of this Agreement and its binding effect upon any community property interests or similar marital property interests in the Common Stock or other Company securities they may now or hereafter own, and agree that the termination of their marital relationship with any Holder for any reason shall not have the effect of removing any Common Stock or other securities of the Company otherwise subject to this Agreement from the coverage of this Agreement and that their awareness, understanding, consent and agreement are evidenced by their signing this Agreement. Furthermore, each individual Holder agrees to cause his or her spouse (and any subsequent spouse) to execute and deliver, upon the request of the Company, a counterpart of this Agreement, or an Adoption Agreement substantially in the form of Exhibit A or in a form satisfactory to the Company.

(j) Each party to this Agreement acknowledges that a remedy at law for any breach or attempted breach of this Agreement will be inadequate, agrees that each other party to this Agreement shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach and further agrees to waive (to the extent legally permissible) any legal conditions required to be met for the obtaining of any such injunctive or other equitable relief (including posting any bond in order to obtain equitable relief).

(k) This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. The failure of any Holder to execute this Agreement does not make it invalid as against any other Holder.

(l) Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, and such invalid, illegal or otherwise unenforceable provisions shall be null and void as to such jurisdiction. It is the intent of the parties, however, that any invalid, illegal or otherwise unenforceable provisions be automatically replaced by other provisions which are as similar as possible in terms to such invalid, illegal or otherwise unenforceable provisions but are valid and enforceable to the fullest extent permitted by law.

(m) Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and other documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

(n) The parties to this Agreement agree that jurisdiction and venue in any action brought by any party hereto pursuant to this Agreement shall exclusively and properly lie in the Delaware Chancery Court located in Wilmington, Delaware, or (in the event that such court denies jurisdiction) any federal or state court located in the State of Delaware. By execution and delivery of this Agreement each party hereto irrevocably submits to the jurisdiction of such courts for himself and in respect of his property with respect to such action. The parties hereto irrevocably agree that venue for such action would be proper in such court, and hereby waive any objection that such court is an improper or inconvenient forum for the resolution of such action. The parties further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without necessity for service by any other means provided by statute or rule of court.

(o) No course of dealing between the Company, its Subsidiaries, and the Holders (or any of them) or any delay in exercising any rights hereunder will operate as a waiver of any rights of any party to this Agreement. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(p) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE, APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHT OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS ENTERED INTO IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN.

(q) Except as otherwise expressly provided herein, this Agreement sets forth the entire agreement of the parties hereto as to the subject matter hereof and supersedes all previous agreements among all or some of the parties hereto, whether written, oral or otherwise, as to such subject matter, including, without limitation, the Old Agreement from and after the completion of the IPO. Unless otherwise provided herein, any consent required by the Company may be withheld by the Company in its sole discretion.

(r) Except as otherwise expressly provided herein, no Person not a party to this Agreement, as a third party beneficiary or otherwise, shall be entitled to enforce any rights or remedies under this Agreement.

(s) If, and as often as, there are any changes in the Common Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Common Stock as so changed.

(t) No officer or director of the Company shall be personally liable to the Company or any Holder as a result of any acts or omissions taken under this Agreement in good faith.

(u) In the event of any amendment or material waiver of this Agreement, the Company shall provide the Holders with a written notice of such amendment or waiver, with such notice conforming to the requirements set forth in Section 12 above. A copy of this Agreement and of all amendments hereto shall be filed and maintained at the principal offices of the Company.

(v) In the event additional shares of Common Stock are issued by the Company to a Holder at any time during the term of this Agreement, either directly or upon the exercise or exchange of securities of the Company exercisable for or exchangeable into shares or Common Stock, such additional shares of Common Stock, as a condition to their issuance, shall become subject to the terms and provisions of this Agreement.

(w) Notwithstanding anything to the contrary contained herein, but subject to Section 3, the Apollo Group may assign its rights or obligations, in whole or in part, under this Agreement to one or more of its Affiliates.

(x) This Agreement shall become effective subject to and upon consummation of the IPO.

* * * * *

This Agreement is executed by the Company and by each Holder and spouse of each Management Holder to be effective as of the date first above written.

NORANDA ALUMINUM HOLDING CORPORATION

By:
Name:
Title:

NORANDA HOLDINGS LLC

By:
Name:
Title:

APOLLO INVESTMENT FUND VI, L.P.

By:	Apollo Advisors VI, L.P.,
its general partner

By:	Apollo Capital Management VI, LLC,
its general partner

By:
Name:
Title:

[Signature Page to Noranda Securityholders Agreement]

This Agreement is executed by the Company and by each Holder and spouse of each Management Holder to be effective as of the date first above written.

Name of Holder:

Name of Spouse:

[Signature Page to Noranda Securityholders Agreement]

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption”) is executed pursuant to the terms of the Securityholders Agreement dated as of the Original Issue Date, a copy of which is attached hereto (the “Securityholders Agreement”), by the transferee or the recipient of an issuance by the Company, as applicable, (“Transferee”) executing this Adoption. By the execution of this Adoption, the Transferee agrees as follows:

1. Acknowledgement. Transferee acknowledges that Transferee is acquiring certain shares of Common Stock of Noranda Aluminum Holding Corporation, a Delaware corporation (the “Company”), subject to the terms and conditions of the Securityholders Agreement, among the Company and the Holders party thereto. Capitalized terms used herein without definition are defined in the Securityholders Agreement and are used herein with the same meanings set forth therein.

2. Agreement. Transferee (i) agrees that the shares of Common Stock acquired by Transferee, and certain other shares of Common Stock that may be acquired by Transferee in the future, shall be bound by and subject to the terms of the Securityholders Agreement, pursuant to the terms thereof, (ii) hereby adopts the Securityholders Agreement with the same force and effect as if he or it were originally a party thereto and (iii) agrees that Transferee shall be deemed to be a [insert one or more of “Management Holder,” “Other Holder” or “Holder,” as applicable] for purposes of the Securityholders Agreement.

3. Notice. Any notice required as permitted by the Securityholders Agreement shall be given to Transferee at the address listed below Transferee’s signature.

4. Law. THIS ADOPTION WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS ADOPTION, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

5. Joinder. The spouse of the undersigned Transferee, if applicable, executes this Adoption to acknowledge its fairness and that it is in such spouse’s best interest, and to bind such spouse’s community interest, if any, in the shares of Common Stock and other securities referred to above and in the Securityholders Agreement, to the terms of the Securityholders Agreement.

Exhibit A-1

IN WITNESS WHEREOF, the undersigned has executed this Adoption Agreement as of the date written below.

Date:              ,

[NAME]

By:
Name:
Title:

Address for Notices:

Exhibit A-2